Adicet Bio Reports Second Quarter 2026 Financial Results and Provides Business Updates

Company to provide a comprehensive Phase 1 clinical update for prulacabtagene leucel (prula-cel, formerly ADI-001), featuring data from 22 patients with lupus nephritis (LN) and systemic lupus erythematosus (SLE) with a minimum of 6 months follow-up, including 13 patients with at least 12 months of follow-up; topline results now anticipated in 3Q/2026

Productive interactions with the U.S. Food and Drug Administration (FDA) informing potential pivotal trial design for LN, supporting planned start up activities in 2H/2026

On track for regulatory filing for ADI-212 in metastatic castration-resistant prostate cancer (mCRPC) in 3Q/2026 with enrollment anticipated to begin 4Q/2026, pending regulatory clearance

Advancing in vivo CAR-T platform and pipeline

REDWOOD CITY, Calif. – August 5, 2026 – Adicet Bio, Inc. (Nasdaq: ACET), a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer, today reported financial results and operational highlights for the second quarter ended June 30, 2026.

“At Adicet, we continue to advance prula-cel toward our next important clinical milestone, with a Phase 1 clinical update now expected in the third quarter of 2026. The additional follow-up time will allow us to deliver a more comprehensive and mature dataset, including 22 LN/SLE patients with a minimum of 6 months of follow-up, 13 of whom are expected to have reached at least 12 months of follow-up,” said Chen Schor, President and Chief Executive Officer of Adicet Bio. “We also had productive interactions with the FDA to align on overall clinical design for a potential pivotal trial for prula-cel in LN, further supporting a clear regulatory path forward. Furthermore, we anticipate sharing additional clinical updates for prula-cel in the second half of 2026 in patients with systemic sclerosis.”

Mr. Schor continued, “Beyond prula-cel, we are continuing to advance ADI-212 toward Phase 1 alongside our differentiated in vivo CAR-T platform and pipeline targeting hematologic malignancies and solid tumors. With several planned milestones ahead in 2026, including anticipated clinical data readouts in LN and SLE in the third quarter, clinical data in systemic sclerosis in the second half of the year, and an update on our in vivo CAR T platform and pipeline, we look forward to executing our strategic priorities and positioning the company for long-term value creation.”

Second Quarter 2026 and Recent Operational Highlights:

Autoimmune diseases

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Phase 1 prula-cel clinical update in LN and SLE patients expected in 3Q/2026. The Company plans to provide its next clinical update in the third quarter of 2026 for its ongoing Phase 1 clinical trial evaluating prula-cel across multiple autoimmune conditions. The update is expected to include data from 22 patients with LN and SLE (16 LN/ 6 SLE) who will have at least 6 months of follow-up, including 13 patients who are expected to have reached at least 12 months of follow-up. Following alignment with the FDA in November 2025, LN and SLE patients in current and future studies may be dosed with prula-cel in an outpatient setting.

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Productive FDA interactions to align on overall design for potential pivotal trial design. Based on recent interactions with the FDA, the Company is advancing a potential pivotal trial design in LN and supporting planned start-up activities for a pivotal program anticipated to commence in the second half of 2026, subject to regulatory clearance. The Company plans to provide more details on the potential pivotal trial design as part of its comprehensive clinical update anticipated in the third quarter of 2026.

Solid tumor indications

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Regulatory submission for ADI-212 expected in the third quarter of 2026, with Phase 1 initiation anticipated in the fourth quarter of 2026, pending regulatory clearance. Adicet continues to advance ADI-212, its next-generation gene-edited, armored cell therapy candidate targeting prostate-specific membrane antigen (PSMA), engineered with a novel CAR binder designed to enhance tolerability and tumor specific recognition. The program combines membrane tethered IL-12 armoring and CRISPR/Cas9-mediated disruption of subunit 12 of the mediator complex (MED12) designed to improve potency in solid tumors and enable multiple anti-tumor mechanisms within the tumor microenvironment. Adicet expects to submit a regulatory filing for ADI-212 for the treatment of mCRPC in the third quarter of 2026, with initiation of Phase 1 enrollment anticipated in the fourth quarter of 2026, subject to regulatory clearance.

In Vivo CAR-T Program and Pipeline

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Advancing innovation through a differentiated cell therapy platform. Adicet is developing a differentiated in vivo CAR-T platform and pipeline targeting hematologic malignancies and solid tumors. A comprehensive update on the platform and pipeline is anticipated in the second half of 2026.

Corporate Update

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Lloyd Klickstein, M.D., Ph.D. appointed Interim Chief Medical Officer. Following the departure of Dr. Julie Maltzman, Dr. Klickstein, who currently serves on the board of the Company, has been appointed Interim Chief Medical Officer and will lead all clinical development and medical affairs activities while the Company conducts a search for a permanent Chief Medical Officer. Dr. Klickstein is a physician-scientist and biotechnology executive with more than 20 years of experience in rheumatology, immunology and translational medicine. He completed clinical training in rheumatology and immunology at the Brigham and Women’s Hospital and has held senior leadership roles at Novartis, Versanis Bio, which was acquired by Eli Lilly, Adicet Bio, and currently serves as Board Chair of the Lupus Foundation of New England and CEO of Koslapp Therapeutics.

Financial Results for Second Quarter 2026:

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Research and Development (R&D) expenses were $18.5 million for the three months ended June 30, 2026. Non-cash stock-based compensation expense included in R&D expense was $0.9 million for the second quarter of 2026.
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General and Administrative (G&A) expenses were $3.9 million for the three months ended June 30, 2026. Non-cash stock-based compensation expense included in G&A expense was $0.6 million for the second quarter of 2026.
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Net loss was $21.4 million, or a net loss of $1.99 per basic and diluted share for the three months ended June 30, 2026. This net loss includes non-cash charges of $2.8 million that consisted primarily of share-based compensation, depreciation expenses, and noncash lease expense.
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Cash, cash equivalents and short-term investments were $118.2 million as of June 30, 2026. The Company expects that current cash, cash equivalents and short-term investments as of June 30, 2026, will be sufficient to fund its operating expenses into the second half of 2027.

About Adicet Bio, Inc.

Adicet Bio, Inc. is a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors (CARs), to facilitate durable activity in patients. For more information, please visit our website at https://www.adicetbio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the business and operations of Adicet. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: clinical development of Adicet’s product candidates, including future plans or expectations for prula-cel in autoimmune diseases and the potential safety, tolerability and efficacy for the treatment of autoimmune diseases and cancer; expectations regarding future alignment with the FDA on regulatory path to approval and discussions to date; timing and success of the Phase 1 clinical trial of prula-cel in multiple autoimmune indications, including timing and expectations for enrollment and future data releases; expectations regarding the timing and initiation of a pivotal study for prula-cel in LN or LN and SLE patients; the preclinical and clinical development of ADI-212, including the timing of regulatory filings, clinical startup activities, clinical updates and future data releases; the timing of initiation of enrollment of a Phase 1 trial for ADI-212 in mCRPC; expectations regarding the potential potency of ADI-212; timing of updates to the Company’s in vivo CAR T platform pipeline; ongoing preclinical programs and activities relating to autoimmune diseases, hematological malignancies and solid tumors; and expectations regarding Adicet’s uses of capital, expenses and financial results, including the expected cash runway.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of global economic conditions and public health emergencies on Adicet’s business and financial results, including with respect to disruptions to our preclinical and clinical studies, business operations, employee hiring and retention, and ability to raise additional capital; Adicet’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; that positive results, including interim results, from a preclinical or clinical study may not necessarily be predictive of the results of future or ongoing studies; clinical studies may fail to demonstrate adequate safety and efficacy of Adicet’s product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; and regulatory approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; and Adicet’s ability to meet production and product release expectations. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in Adicet’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the U.S. Securities and Exchange Commission, including its quarterly report on Form 10-Q. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

ADICET BIO, INC.

Consolidated Statements of Operations and Comprehensive Income

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$18,450	$28,424	$35,938	$51,238
General and administrative	3,851	3,968	7,933	11,039
Total operating expenses	22,301	32,392	43,871	62,277
Loss from operations	(22,301)	(32,392)	(43,871)	(62,277)
Interest income	1,168	1,398	2,510	3,081
Interest expense	(22)	—	(45)	—
Other expense, net	(60)	(223)	(53)	(235)
Loss before income tax provision	(21,215)	(31,217)	(41,459)	(59,431)
Income tax provision	(143)	—	(143)	—
Net loss	$(21,358)	$(31,217)	$(41,602)	$(59,431)
Net loss per share, basic and diluted	$(1.99)	$(5.48)	$(3.87)	$(10.40)
Weighted-average common shares used in computing net loss per share, basic and diluted	10,745,553	5,692,816	10,748,058	5,713,182
Other comprehensive income
Unrealized loss on treasury securities, net of tax	(68)	(32)	(207)	(57)
Total other comprehensive income	(68)	(32)	(207)	(57)
Comprehensive loss	$(21,426)	$(31,249)	$(41,809)	$(59,488)

ADICET BIO, INC.

Consolidated Balance Sheets Information

(in thousands)

(Unaudited)

	June 30, 2026	December 31, 2025
Cash, cash equivalents, and short-term investments in treasury securities	$118,190	$158,530
Working capital	102,762	139,395
Total assets	148,166	192,355
Accumulated deficit	(656,299)	(614,697)
Total stockholders’ equity	120,138	159,210

Adicet Bio, Inc.

Investor and Media Contacts

Anne Bowdidge

abowdidge@adicetbio.com

Penelope Belnap

Precision AQ

Penelope.belnap@precisionaq.com